UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

TARGETED MEDICAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-53071	20-5863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2980 Beverly Glen Circle, Suite 301 Los Angeles, California	90077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 474-9809

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 15, 2013, Targeted Medical Pharma, Inc. (the "Company") entered into an employment agreement with William B. Horne pursuant to which Mr. Horne will serve as the Chief Financial Officer of the Company and its subsidiaries for a term (the “Horne Term”) that commenced on August 19, 2013 (the “Horne Effective Date”) and which will terminate on August 13, 2014. The Term of the Horne Employment Agreement will be extended for successive one-year periods (each a “Renewal Term”) unless either party delivers written notice of non-renewal no later than May 15 of the current term.

Mr. Horne has nearly 20 years of combined experience as a financial executive, auditor and financial consultant. Mr. Horne previously held the position of Chief Financial Officer in various companies in the healthcare and high-tech field, including OptimisCorp, from January 2008 to May 2013, a privately held, diversified healthcare technology company located in Los Angeles, California. Mr. Horne served as the Chief Financial Officer of Patient Safety Technologies, Inc. (OTCBB: PSTX), a medical device company located in Irvine, California, from June 2005 to October 2008 and as the interim Chief Executive Officer from January 2007 to April 2008. In his dual role at Patient Safety Technologies, Mr. Horne was directly responsible for structuring the divestiture of non-core assets, capital financings and debt restructuring. Mr. Horne held the position of Managing Member & Chief Financial Officer of Alaska Wireless Communications, LLC, a privately held, advanced cellular communications company, from its inception in May 2002 until November 2007. Mr. Horne was responsible for negotiating the sale of Alaska Wireless to General Communication Inc. (NASDAQ: GNCMA). From November 1996 to December 2001, Mr. Horne held the position of Chief Financial Officer of The Phoenix Partners, a venture capital limited partnership located in Seattle, Washington. Mr. Horne has also held supervisory positions at Price Waterhouse, LLP and has a Bachelor of Arts Magna Cum Laude in Accounting from Seattle University.

Pursuant to the Horne Employment Agreement, Mr. Horne is entitled to receive a base salary (the “Horne Base Salary”) of $200,000 per year. Mr. Horne is also eligible to earn a cash or equity bonus (the “Horne Bonus”) for each calendar year of his employment. If the Company maintains predetermined cash balances, then Mr. Horne shall be entitled to a one-time cash bonus of $50,000. In the event the Company achieves adjusted EBITDA of $5 million, $10 million and $15 million during the years ended December 31, 2014, 2015 and 2016, respectively (the “EBITDA Targets”), then Mr. Horne shall also be entitled to receive an additional cash bonus of $75,000. If the Company’s adjusted EBITDA is less than the EBITDA Targets, then there shall be a pro-rata reduction in the amount of Mr. Horne’s additional cash bonus. Mr. Horne is entitled to participate in any of the Company's benefit plans in effect from time to time for employees of the Company. Mr. Horne is entitled to three weeks of paid vacation, to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, Mr. Horne is entitled to sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

In the event of any termination, Mr. Horne is entitled to receive all accrued and owing Horne Base Salary, reimbursable expenses and accrued vacation through the date of termination (the “Horne Base Termination Payment”). In the event of a termination as a result of Disability (as defined in the Horne Employment Agreement), in addition to the Horne Base Termination Payment, Mr. Horne shall also receive Horne Base Salary for a period of six months, continued benefits through the end of the Term or Renewal Term, as the case may be, and continued eligibility to receive the Horne Bonus. In the event of a termination by Mr. Horne for Good Cause (as defined in the Horne Employment Agreement) or by the Company for any reason other than Cause (as defined in the Horne Employment Agreement), in addition to the Horne Base Termination Payment, Mr. Horne shall be entitled to receive Horne Base Salary for three months. In the event of a termination by the Company for Cause, Mr. Horne shall be entitled to receive no additional compensation other than the Horne Base Termination Payment.

In connection with the execution of the Horne Employment Agreement, upon Mr. Horne’s 90th day of employment he is entitled to be granted seven–year options to purchase 150,000 shares of common stock (the “Horne Options”) with an exercise price equal to the fair market value per share (as determined in accordance with Section 409A of the Internal Revenue Code). The Horne Options will vest over four years, 25% per year, on the anniversary of the Effective Date. In the future, Mr. Horne shall also be eligible to receive seven-year options to purchase up to 120,000 shares of common stock. Such future grants shall be based upon the Company’s adjusted EBITDA. If the Company achieves the EBITDA Targets, as set forth above, then Mr. Horne shall be granted the entire 120,000 options.

The Horne Employment Agreement contains an indemnification provision wherein the Company promises to defend, indemnify, and hold Mr. Horne harmless to the fullest extent permitted by law against any and all liabilities incurred by Mr. Horne in connection with his good faith performance of his duties and obligations pursuant to the Horne Employment Agreement. Mr. Horne has also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

This summary description is qualified in its entirety by reference to the actual Horne Employment Agreement, which is attached as 10.1 to this Form 8-K and is incorporated herein by reference.

Except for this employment agreement, there was no transaction during the last two years, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Horne had or is to have a direct or indirect material interest. There are no family relationships between Mr. Horne and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 8.01 Other Events.

On August 21, 2013, the Company issued a press release announcing the appointment of Mr. Horne as Chief Financial Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

10.1	Employment Agreement, effective as of August 19, 2013, by and between the Company and William B. Horne
99.1	Press Release dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2013

TARGETED MEDICAL PHARMA, INC.

By: /s/ William E. Shell